UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

               b) On January 31, 2018, Jeff Meyer informed First Financial Bancorp. of his decision not to stand for re-election to the Board of Directors at the 2018 Annual Meeting of Shareholders.  This decision is not the result of a disagreement with First Financial Bancorp.

As contemplated in Section 6.11(a) of the Agreement and Plan of Merger between First Financial Bancorp. (the “Company”) and MainSource Financial Group, Inc. dated as of July 25, 2017, on December 21, 2017, the Company disclosed three directors who would retire upon the effective date of the consummation of the merger.  Mr. Meyer will similarly be treated as retiring upon the effective date of the consummation of the merger.  In the event the merger is not consummated, Mr. Meyer will continue to serve as a director until the Company’s 2018 Annual Meeting of Shareholders.

Item 8.01    Other Events.

On December 21, 2017, the Company disclosed that director Richard E. Olszewski would retire from the Board of Directors upon the effective date of the consummation of the merger.  Following Mr. Meyer’s decision not to stand for re-election, Mr. Olszewski has decided not to retire and will stand for re-election at the 2018 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer

Date:	February 6, 2018